SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FIRST GEORGIA COMMUNITY CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

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FIRST GEORGIA COMMUNITY CORP.

150 Covington Street

Jackson, Georgia 30233

(770) 504-1090	Emory B. Lewis
President and
Chief Executive Officer

April 23, 2007

Dear Shareholders:

You are cordially invited to attend the annual meeting of First Georgia Community Corp. shareholders, which will be held at 10:00 a.m. on Thursday, May 24, 2007, at the Best Western Plantation Inn & Suites, 385 Macon Avenue, Jackson, Georgia 30233.

The purpose of the meeting is to elect nine directors to serve until the 2008 Annual Meeting and to address any other business matters which may arise.

The Official Notice, Proxy Statement, Annual Report to Shareholders, and Proxy are enclosed. It would be most helpful to us if you would kindly complete, sign and mail your proxy card back to us as soon as possible. We would greatly appreciate your voting “FOR” the directors nominated.

I look forward to being with you at the meeting.

Very truly yours,

/s/ Emory B. Lewis
Emory B. Lewis
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 24, 2007

TO THE HOLDERS OF COMMON STOCK

OF FIRST GEORGIA COMMUNITY CORP.

The Annual Meeting of Shareholders of First Georgia Community Corp. will be held on Thursday, May 24, 2007, at 10:00 a.m., local time, at the Best Western Plantation Inn & Suites, 385 Macon Avenue, Jackson, Georgia 30233, for the following purposes:

1.	To elect nine directors to serve until the 2008 Annual Meeting of Shareholders.

2.	To transact such other business as may properly come before the meeting and any adjournments thereof. Management at present knows of no other business to be presented at the meeting other than the report of management and presentation of financial statements. If other matters properly come before the meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendation of management.

Shareholders of record at the close of business on April 9, 2007 are entitled to notice of and to vote at the meeting and any recess or adjournment thereof.

For the Board of Directors,

/s/ Emory B. Lewis
Emory B. Lewis
President and Chief Executive Officer

Jackson, Georgia

April 23, 2007

YOU ARE URGED TO VOTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

FIRST GEORGIA COMMUNITY CORP.

150 Covington Street

Jackson, Georgia 30233

(770) 504-1090

PROXY STATEMENT

For the Annual Meeting of Shareholders

To be held Thursday, May 24, 2007

PROXY SOLICITATION

This Proxy Statement is furnished to shareholders of First Georgia Community Corp. (the “Company”), on or about April 24, 2007, in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, May 24, 2007, or any adjournment thereof. The meeting will be held at the Best Western Plantation Inn & Suites, 385 Macon Avenue, Jackson, Georgia.

The person voting the enclosed proxy may revoke it at any time before it is exercised by writing to the President of the Company at its principal office, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia 30233, or by attending the Annual Meeting and choosing to vote in person, in which case any prior proxy given will be revoked. Any written revocation will be effective upon receipt by the President of the Company.

If a shareholder designates how a proxy is to be voted on any of the business to come before the meeting, the signed proxy will be voted in accordance with such designation. If a shareholder fails to designate how the proxy should be voted, the signed proxy will be voted FOR the election of the nine nominees named below as directors and in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

The Company will bear the cost of this proxy solicitation, including the charges and expenses of brokerage firms and others which forward material to beneficial owners. Proxies may be solicited in person or by mail, telephone or fax by directors, officers and regular employees of the Company or its subsidiary.

VOTING AT THE ANNUAL MEETING

Shareholders of record at the close of business on April 9, 2007 will be entitled to notice of and to vote at the Annual Meeting. On that date, there were 946,908 shares of common stock outstanding, with each share entitling the holder to one vote upon each matter to be presented at the Annual Meeting.

While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the meeting, management has no knowledge of any matters to be presented for action by the shareholders except as set forth in this Proxy Statement. The enclosed proxy gives discretionary authority to the persons holding the proxies, which means that they may vote in accordance with their best judgment as to any other business that may properly be brought up at the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

As authorized by the Bylaws of the Company, the Board of Directors has determined that the Board of Directors of the Company to be elected at the Annual Meeting shall consist of nine persons. At the Annual Meeting, the nine directors are to be elected to serve until the 2008 annual meeting of shareholders or until their successors are duly elected and qualified. Management is soliciting proxies to vote for its nine nominees as directors of the Company. These nominees are as follows:

Charles W. Carter	Joey McClelland
Alfred D. Fears, Jr.	Alexander Pollack
William B. Jones	James H. Warren
Emory B. Lewis	George L. Weaver
Harry Lewis

All proxies will be voted in accordance with the stated instructions. If any nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board. Proxies cannot be voted for more than nine persons. Assuming a quorum is represented at the Annual Meeting, the nominees presented above will be elected if each nominee receives more votes than any other nominee for the same seat on the Board of Directors. At the present time, we do not know of any competing nominees. As a result, abstentions and broker non-votes, in which a broker does not have discretionary authority to vote shares held in “street name” for a beneficial owner, will not affect the outcome of the election of directors.

Unless otherwise directed, it is the intention of the persons named as proxies to vote for the election of the nominees listed above.

If the above persons are elected as directors of the Company, the Company anticipates electing the same persons to serve as directors of the Company’s sole subsidiary, First Georgia Community Bank (the “Bank”).

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE ABOVE-LISTED NINE NOMINEES TO HOLD OFFICE UNTIL THE 2008 ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Identification of Directors and Executive Officers

Each of the Boards of Directors of the Company and the Bank consists of nine persons, each of whom has been nominated for re-election to the Board of Directors. With the exception of Emory B. Lewis, each of the nominees has been a director of the Company since its organization in 1996. In addition, each of the nominees has been a director of the Bank since its organization in 1996. The directors of the Company and the Bank are as follows:

Emory B. Lewis (Age 70)

Mr. Lewis is the President and Chief Executive Officer of the Company and the Bank. He has held these positions with the Company and the Bank since October 2005 and was formerly President and Chief Executive Officer of First American Bank and Trust Company from 1989 until 2003. Mr. Lewis served as Vice Chairman and Senior Trust Officer at First American Bank and Trust Company from 2003 until joining the Company.

Charles W. Carter (Age 71)

Mr. Carter has been affiliated with Carter Builders Supply in Jackson since 1968 and is currently its President. Mr. Carter was an advisory director of Citizens & Southern National Bank and its successor organization, NationsBank, in Jackson from 1978 until 1994.

Alfred D. Fears, Jr. (Age 50)

Mr. Fears’ primary occupation is as an attorney, and he has been practicing law in Jackson, Georgia since 1981. He also manages an apartment rental business in Jackson.

William B. Jones (Age 62)

From 1966 to 1976, Mr. Jones was a teacher, coach and school superintendent in Jackson, Georgia. Since 1977, Mr. Jones has practiced law in Jackson, Georgia, and has been active in the food and petroleum distribution business. Mr. Jones is currently President of Jones Petroleum Co. and Meriwether Properties, Inc. He also previously served on the Advisory Board of NationsBank in Jackson, Georgia.

Harry Lewis (Age 54)

Mr. Lewis is the Secretary-Treasurer of the Company. He has served in this position since August 1997. Mr. Lewis also owns and operates an automobile dealership in Jackson, Georgia, which he has operated since 1983. He is also President of Playtime Learning Center, Inc.

Joey McClelland (Age 60)

Mr. McClelland is presently the Owner and President of The McClelland Company, LLC providing design and implementation consulting services to international business operations. Presently he is also the Corporate Vice President of Furniture Brands International. From 2000 to 2003 he served as a Vice President with International Supply Chain—Home Depot. From 1997 to 1999, Mr. McClelland served as its director of International Consulting.

Dr. Alexander Pollack (Age 53)

Dr. Pollack is a retired general surgeon and former medical director at the Georgia Diagnostic and Classification Prison in Jackson, Georgia.

James H. Warren (Age 68)

Mr. Warren is President of Sure Power, Inc.

George L. Weaver (Age 59)

Mr. Weaver has been President of Central Georgia EMC since 1984. From 1971 to 1984, Mr. Weaver held various management positions with Central Georgia EMC. Mr. Weaver served on the Advisory Board of NationsBank of Georgia, N.A. in Jackson, Georgia, and as Vice Chairman of the Board of Directors of Federated Rural Electric Insurance Corp. and a member of its Audit Committee. He presently serves as a director of SEDC (past Chairman of the Board) and GRESCO, Inc. (past Chairman of the Board). Mr. Weaver is a past President of the Georgia Rural Electric Managers Association.

George L. Weaver serves as Chairman of the Company’s Board of Directors. Emory B. Lewis serves as President and Chief Executive Officer of the Company and the Bank. Harry Lewis serves as Corporate Secretary of the Company. Each officer serves at the pleasure of the Board of Directors of the Company.

The Board of Directors has affirmatively determined that the majority of the Board (eight of nine members) is comprised of “independent directors” within the meaning of the Nasdaq Stock Market rules governing director independence. The independent directors are: Charles W. Carter, Alfred D. Fears, Jr., William B. Jones, Harry Lewis, Joey McClelland, Alexander Pollack, James H. Warren and George L. Weaver.

There are not, and have not been during the last five years, any involvements by the above-listed persons in legal proceedings relating to the federal bankruptcy act, federal commodities law violations or securities law violations. In addition, none of the above-listed persons is currently charged with or within the last five years has been convicted of any criminal violations of law (other than minor traffic violations). In addition, there are not, and have not been within the last five years, any orders, judgments or decrees enjoining or limiting any director from engaging in any type of business practice or activity.

Charles W. Carter and Harry Lewis are first cousins. There are no other family relationships among the director nominees or among any of them and any members of management of the Company or the Bank.

There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. No director is a director of another bank or bank holding company. The Company paid Mr. Fears’ law firm approximately $67,230 for legal services rendered to the Company during 2006, and it is anticipated Mr. Fears will provide legal services to the Company during 2007.

Meetings and Committees of the Board of Directors

Because the Company is a holding company, the only significant asset of which is its wholly owned subsidiary, the Bank, most of its business activities occur at the Bank level. In addition, the same persons who are management’s nominees as directors of the Company are likely to be elected as directors of the Bank. Therefore, information regarding the Board and committees is being given for both the Company and the Bank.

The Board of Directors of the Company held eight meetings and the Board of Directors of the Bank held 17 meetings during the year ended December 31, 2006. All incumbent directors attended at least 75% of the total number of meetings of the Company’s Board of Directors and committees of the Board on which they serve. The Company has not adopted a formal policy on Board members’ attendance at annual meetings of shareholders, although they are encouraged to attend. All then-serving members of the Board, except Messrs. Fears, McClelland and Warren, attended the 2006 annual meeting of shareholders.

The Bank has the following principal permanent committees: Funds Management Committee, Audit and Compliance Committee, Compensation Committee, Loan Committee, Technology/Information Security Committee, and Risk Management Committee. The Company has a Nominating Committee.

Audit and Compliance Committee. The Audit and Compliance Committee reviews independent audit reports, reports the findings to the Board of Directors and appoints the independent auditor. The Audit and Compliance Committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and plan, and determines that all audits and exams required by law are performed fully, properly and in a timely fashion. The Board of Directors has not adopted a written charter for the Audit and Compliance Committee. The Audit and Compliance Committee members are Harry Lewis, William B.

Jones, Alexander Pollack and James H. Warren. The Board of Directors has determined that Messrs. Jones, Pollack and Warren are “independent” as required by applicable listing standards of the Nasdaq Stock Market. The Audit and Compliance Committee met four times during 2006.

Although none of the members meets the criteria specified under applicable Securities and Exchange Commission regulations for an “audit committee financial expert,” the Board believes that each has the financial knowledge, business experience and independent judgment necessary to serve on the Audit Committee and, therefore, appointment of a new director that would meet the criteria as an audit committee financial expert is not necessary.

Nominating Committee. The Nominating Committee identifies individuals qualified to become directors and recommends to the Board the director nominees for the next annual shareholders’ meeting. The committee consists of George Weaver, Harry Lewis and Dan Fears. The Board of Directors has adopted a written charter for the Nominating Committee. The Nominating Committee met one time during 2006.

The Board has not adopted a formal policy or process for identifying or evaluating nominees but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers, shareholders of the Company, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any qualifications or skills that a nominee must possess, although it considers business experience, knowledge of the Company and the financial services industry, experience in serving as director of the Company or of another financial institution or public company generally, wisdom, integrity and ability to make independent analytical inquiries, familiarity with and participation in the communities served by the Company, commitment to and availability for service as a director of the Company, and any other factors the Nominating Committee deems relevant. See “Director Nominations and Shareholder Communications” below for a description of the Company’s policy with respect to director candidates recommended by shareholders.

Compensation Committee. The Compensation Committee meets to review the compensation and benefits of employees, officers and directors of the Bank and to consider personnel matters of the Bank, including reviewing and approving option grants under the First Georgia Community Corp. 2001 Stock Incentive Plan. The Compensation Committee met three times during 2006. Its members are George Weaver, Harry Lewis, William B. Jones, and Dr. Alexander Pollack. The Board of Directors has not adopted a written charter for the Compensation Committee. The Compensation Committee researches market surveys, reviews specific performance appraisals and compiles compensation data from selected peer banks in the area in determining executive and director compensation for the Company and the Bank.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s audited consolidated financial statements for the year ended December 31, 2006.

•	The Audit Committee has reviewed and discussed the Company’s 2006 audited consolidated financial statements for the year ended December 31, 2006 with the Company’s management;

•

The Audit Committee has discussed with the independent auditors Mauldin & Jenkins, LLC the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•

The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from the Company; and

•

Based on review and discussions of the Company’s audited consolidated financial statements for the year ended December 31, 2006 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-KSB.

April 23, 2007	Audit Committee:	Harry Lewis (Chairperson)
William B. Jones
Alexander Pollack
James H. Warren

Executive Officers

Emory B. Lewis and Elaine S. Kendrick are the executive officers of the Company and the Bank. Information regarding their backgrounds follows:

Emory B. Lewis (Age 70)

Mr. Lewis is the President and Chief Executive Officer of the Company and the Bank. He has held these positions with the Company and the Bank since October 2005 and was formerly President and Chief Executive Officer of First American Bank and Trust Company from 1989 until 2003. Mr. Lewis served as Vice Chairman and Senior Trust Officer at First American Bank and Trust Company from 2003 until joining the Company.

Elaine S. Kendrick (Age 59)

Ms. Kendrick is the Senior Vice President and Chief Financial Officer of the Bank and the Company and has served in that position since October 2003. She has been employed with the Bank since inception in September 1997 as the Senior Vice President and Senior Operations Officer. From 1996-1997, she served as Senior Vice President and Controller of Griffin Federal Savings Bank, Griffin, Georgia. From 1990-1996, she served as Vice President and Controller of Griffin Federal Savings Bank. From 1987-1990, she served as a banking officer for First Union National Bank of Georgia in Griffin and Newnan, Georgia. From 1965-1987, she served in various capacities for Commercial Bank & Trust Company.

Code of Ethics

The Company has adopted a Code of Ethics applicable to all directors, officers and employees. A copy may be obtained, without charge, upon written request to First Georgia Community Corp., 150 Covington Street, Jackson, Georgia 30233, Attn: Corporate Secretary. The request may be delivered to the address set forth above or may be faxed to the attention of the Company’s Corporate Secretary at (770) 504-9090.

Compensation of Directors and Executive Officers

Executive Compensation

The Company does not separately compensate any of its directors or executive officers. Any compensation paid to them is paid by the Bank. The following sets forth certain information concerning the compensation of Emory Lewis, the Company’s President and Chief Executive Officer, and Elaine S. Kendrick, the Company’s Senior Vice President and Chief Financial Officer. No other executive officer earned over $100,000 in total compensation for 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Emory B. Lewis President and Chief Executive Officer	2006	200,000	0	0	5,250	5,846	(1)	$205,846
Elaine S. Kendrick Senior Vice President and Chief Financial Officer	2006	83,833	23,850	150	6,421	723	(2)	$114,977

(1)	Includes expenses related to the personal use of a Company car and the cost for greater term life insurance coverage.
(2)	Includes the cost for greater term life insurance coverage.

Neither Mr. Lewis nor Ms. Kendrick currently has any employment agreement or change of control agreement with the Company or the Bank. All compensation shown in the table above is determined on an annual basis by the Compensation Committee.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning the number and value of unexercised options, SARs and similar instruments, nonvested stock (including restricted stock, restricted stock units or other similar instruments) and incentive plan awards for the executive officers named in the Summary Compensation Table outstanding as of the end of the fiscal year ended December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Elaine S. Kendrick	7,500	0	0	$12.38	6/17/2011	0	0	0	0
Elaine S. Kendrick	2,000	0	0	$14.17	12/31/2012	0	0	0	0

Director Compensation

The following table presents information relating to total compensation of all of our directors except Emory B. Lewis, whose compensation for service as a director is fully reflected in the Summary Compensation Table, for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)[1]	All Other Compensation ($)	Total ($)
George L. Weaver	0	0	0	0	13,300	0	13,300
Charles W. Carter	0	0	0	0	13,400	0	13,400
Alfred D. Fears, Jr.	0	0	0	0	10,300	0	10,300
William B. Jones	0	0	0	0	12,800	0	12,800
Harry Lewis	0	0	0	0	13,900	0	13,900
Joey McClelland	0	0	0	0	9,400	0	9,400
Alexander Pollack	0	0	0	0	13,300	0	13,300
James H. Warren	0	0	0	0	9,600	0	9,600
John L. Coleman[2]	3,000	0	0	0	0	0	3,000

(1)	Fees earned by the directors are contributed by the Bank to the directors’ “deferral accounts” under the deferred fee agreements described below and are not paid in cash in the year earned.
(2)	Mr. Coleman retired as a director of the Bank in 2005 and received a fee in the amount of $3,000 in 2006 under his deferred fee agreement.

Board Fees. The directors of the Company are paid $750 per month for their services as well as $100 per meeting attended for Board Committees to which they are appointed.

Deferred Fee and Deferred Compensation Agreements. Effective as of January 1, 2001, the Bank entered into deferred fee agreements with its directors. In 1999, each of our directors entered into deferred compensation agreements with the Bank. Under these agreements, each director will be entitled to receive retirement benefits upon termination of service as a director for any reason other than for cause. If a director’s services are terminated for cause, he forfeits all benefits under the agreement applicable to him.

Benefits will be paid upon a director’s normal or early retirement or disability or in the event of a change in control (defined as a transfer of 25% or more of the Bank’s outstanding stock). If a director dies prior to termination of his service as a director, the Bank will pay his beneficiary a lump sum benefit equal to his deferral account balance as of the date of his death.

Under the deferred fee agreement, benefits are payable to each director based upon the value in his “deferral account.” Each director’s deferral account includes his accumulated deferred fees plus accrued interest at a rate established annually by the Board of Directors. Benefits are payable in 120 equal monthly installments, including interest at a rate set by the Board of Directors for the year in which the termination of service occurs.

Under the deferred compensation agreement, benefits are payable based on the cash values of life insurance policies on the directors’ lives which were purchased by the Bank in 1999. The cash value will be reduced by the amount of the Bank’s after-tax opportunity cost of the policies, determined based on a pre-tax yield equal to the Fed Funds rate. The benefits will be paid out over a ten-year period.

Transactions with Management

In the ordinary course of its banking business, the Bank has had and anticipates that it will continue to have transactions with various directors, officers, principal shareholders, and their associates.

In the opinion of management, all loans and commitments to extend loans included in such transactions were made in the ordinary course of business substantially on the same terms, including interest rates and collateral, as those prevailing from time to time on comparable transactions with unaffiliated persons and do not involve more than a normal risk of collectibility or present any other unfavorable features. In management’s opinion, the amount of extensions of credit outstanding at any time from the beginning of the last fiscal year to date to a director, director nominee, executive officer or principal security holder and their associates, individually or in the aggregate, did not exceed the maximum permitted under applicable banking regulations.

Stock Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s common stock by the directors, executive officers named in the Summary Compensation table, and directors and executive officers as a group, as of April 9, 2007. Each indicated person has sole voting and investment power over the indicated shares except as otherwise noted below. To the Company’s knowledge, no other person owns more than 5% of the Company’s outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership
Charles W. Carter	50,675	(1)	5.35
Alfred D. Fears	57,031	(2)	6.02
William B. Jones	123,166	(3)	13.01
Elaine S. Kendrick	0	(4)	*
Emory B. Lewis	5,071		*
Harry Lewis	36,145		3.82
Joey McClelland	42,145	(5)	4.45
Dr. Alexander Pollack	76,756	(6)	8.11
James H. Warren	24,185	(7)	2.55
George L. Weaver	59,931	(8)	6.33
All directors and executive officers as a group (10 persons)	475,105		50.17

*	Less than 1%.
(1)

Includes 6,700 shares owned by C. Carter, Inc.; 1,500 shares owned by Jones Hometown Hardware; 4,400 shares owned by Mr. Carter’s wife; and 600 shares held by his wife as custodian for their grandchildren. Mr. Carter disclaims voting and investment power with respect to the shares held by his wife individually and as custodian. Does not include 1,900 shares owned by his adult son and 600 shares owned by his adult daughter over which he asserts no voting or investment power.

(2)

Includes 8,691 shares owned by Mr. Fears’ IRA; 650 shares owned by The Fears Firm, PC; 830 shares owned by Fears, Lawrence & Turner; 4,710 shares owned by his wife; 2,035 shares owned by his wife’s IRA; 14,059 shares held by his wife as trustee; and 12,980 shares owned by the Fears Family Foundation. Mr. Fears disclaims voting and investment power with respect to the shares held by his wife individually and as trustee. He does not include 255 shares owned by his adult daughter, over which shares he asserts no voting or investment power.

(3)

Includes 45,632 shares owned by wholly owned corporations; 8,061 shares held in Mr. Jones’ 401(k); 2,106 shares held by Mr. Jones’ wife; 1,000 shares held by Mr. Jones’ wife as trustee; and 35,561 shares owned by the Jones Family Fund Foundation. Mr. Jones disclaims voting and investment power with respect to the shares held by his wife. Does not include 1,560 shares owned by his adult sons, over which shares he asserts no voting or investment power.

(4)	Does not include 9,500 vested but un-purchased incentive stock options that were granted to Ms. Kendrick.

(5)

Does not include 100 shares owned by Mr. McClelland’s adult son; 100 shares owned by Mr. McClelland’s adult daughter; or 1,800 shares owned by Mr. McClelland’s mother, over all of which shares he asserts no voting or investment power.

(6)	Includes 13,628 shares held by Pollack Art Foundation; 500 shares held by the Pollack Family Foundation; and 200 shares owned by Dr. Pollack’s minor sons.
(7)

Includes 2,926 shares owned by Mr. Warren’s IRA; 9,300 shares owned jointly with his wife; and 2,926 shares owned by Mr. Warren’s wife’s IRA, over all of which shares he shares voting and investment power. Does not include 476 shares owned by his adult daughters or 200 shares owned by his brother, over all of which shares Mr. Warren asserts no voting or investment power.

(8)	Includes 5,177 shares owned by Mr. Weaver’s IRA.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission.

Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than 10% of its common stock who is not also a director.

Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 2006 fiscal year all filings applicable to its officers and directors were complied with in a timely manner, except for the following: Alfred D. Fears had four late Form 4 filings with respect to a total of four transactions; William B Jones had six late Form 4 filings with respect to a total of six transactions; Joseph McClelland had one late Form 4 filing with respect to one transaction; Alexander Pollack had nine late Form 4 filings with respect to a total of 10 transactions; George Weaver had three late Form 4 filings with respect to three transactions; and Emory Lewis had two late Form 4 filings with respect to two transactions.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Mauldin & Jenkins, LLC acted as the Company’s principal independent certified public accountants for the year ended December 31, 2006. The Board of Directors has recommended Mauldin & Jenkins, LLC to continue as the Company’s independent certified public accountants for the fiscal year ending December 31, 2007. Representatives of Mauldin & Jenkins, LLC will be present at the 2007 Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit and Other Fees Paid to Independent Accountants. The following table sets forth the fees paid to the Company’s independent accountants, Mauldin & Jenkins, LLC, for the services indicated.

	2006*	2005*
Audit Fees	$70,500	$64,300

Audit-Related Fees	0	0

Tax Fees ‡	$8,000	$7,050

All Other Fees	0	0

*	Based on an estimate provided by Mauldin & Jenkins, LLC. Includes fees for services billed to the Company in the following year in connection with the indicated year’s audit and review of interim financial statements.
‡	Consists of tax return preparation services.

Audit Fees. Audit fees represent fees billed by Mauldin & Jenkins, LLC for professional services rendered in connection with the (1) audit of the Company’s annual financial statements for 2005 and 2006; (2) review of the financial statements included in the Company’s quarterly filings on Form 10-QSB; and (3) services provided in connection with statutory and regulatory filings.

Audit Related Fees. Audit related fees represent fees for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements and not included in “Audit Fees” above. Audit related fees consist of accounting consultations regarding deferred compensation and other real estate owned. No audit related fees were incurred in 2005 or 2006.

Tax Fees. Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Mauldin & Jenkins, LLC for tax compliance, tax advice, and tax planning.

The fees billed by Mauldin & Jenkins, LLC are pre-approved by the Audit Committee of the Company in accordance with the policies and procedures for the Audit Committee. The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2006, 100% of the fees incurred were pre-approved.

The Audit Committee has considered the provision of non-audit services by Mauldin & Jenkins, LLC and has determined that the provision of such services was consistent with maintaining the independence of Mauldin & Jenkins, LLC.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General. The Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and who are nominated in accordance with procedures described below.

To submit a recommendation of a director candidate to the Nominating Committee, a shareholder must submit the following information in writing, addressed to the Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 150 Covington Street, Jackson, Georgia 30233:

1. The name of the person recommended as a director candidate;

2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information;

3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4. As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5. A statement as to the qualification of the nominee.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Other Shareholder Communications. Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to either the Corporate Secretary or the Shareholder Relations Officer of the Company, in each case at the address of the Company’s principal office at 150 Covington Street, Jackson, Georgia 30233. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Shareholder Proposals for 2008 Annual Meeting. Shareholder proposals submitted for consideration at the next Annual Meeting of Shareholders must be received by the Company no later than December 25, 2007 to be included in the 2008 proxy materials. If the Company does not receive such notice prior to that date, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2008 proxy statement.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders. If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

The Company will be pleased to make its Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, available without charge to interested persons. Written requests for the report should be directed to Emory B. Lewis, President and CEO, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia 30233.

FIRST GEORGIA COMMUNITY CORP.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 24, 2007 10:00 A.M.

The undersigned hereby appoints Emory B. Lewis and George L. Weaver, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of First Georgia Community Corp., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the Best Western Plantation Inn & Suites, 385 Macon Avenue, Jackson, Georgia, and at any adjournments of the annual meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSAL:	To elect the nine (9) persons listed below to serve as Directors of First Georgia Community Corp. for a one-year term:

Charles W. Carter, Alfred D. Fears, Jr., William B. Jones, Emory B. Lewis, Harry Lewis, Joey McClelland, Alexander Pollack, James H. Warren and George L. Weaver

☐	FOR all nominees listed above (except as indicated below)	☐	WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority for any individual nominee, mark “FOR” above, and write the nominee’s name in this space                                                                                                                                                                                                                          .

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted FOR the proposal.

Discretionary authority is hereby conferred as to all other matters which may come before the annual meeting.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

Signature(s) of Shareholder(s)

[LABEL]
Name(s) of Shareholders(s)

Date: , 2007
(Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope.

I WILL                      WILL NOT                      ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE